Exhibit 32.2
Certification of Chief Financial Officer of
CIGNA Corporation pursuant to 18 U.S.C. Section 1350
I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of CIGNA Corporation for the fiscal period ending September 30, 2010 (the “Report”):
(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CIGNA Corporation.

/s/ Thomas A. McCarthy
Thomas A. McCarthy
Acting Chief Financial Officer October 29, 2010